Exhibit 10.1

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FIRST AMENDMENT TO LEASE

This First Amendment (the “Amendment”) to Lease is made as of March 23, 2017, by and between ARE-SD REGION NO. 20, LLC, a Delaware limited liability company (“Landlord”), and MIRATI THERAPEUTICS, INC., a Delaware corporation (“Tenant”).

RECITALS

A. Landlord and Tenant have entered into that certain Lease Agreement dated as of June 24, 2014 (the “Lease”), wherein Landlord leased to Tenant certain premises consisting of approximately 17,919 rentable square feet (the “Premises”) located at 9393 Towne Centre Drive, San Diego, California 92121 as more particularly described therein.

B. The Term of the Lease expires on January 31, 2018.

C. Landlord and Tenant desire to amend the Lease to, among other things, extend the Term of the Lease for a period of one year to expire on January 31, 2019.

AGREEMENT

Now, therefore, the parties hereto agree that the Lease is amended as follows:

1. Base Term. The Base Term of the Lease is hereby extended to expire on January 31, 2019.

2. Rent. Tenant shall continue to pay Base Rent (subject to adjustment as provided in Section 4 of the Lease), Tenant’s Share of Operating Expenses and all other costs and expenses which are the obligation of Tenant as set forth in the Lease.

3. Miscellaneous.

(a) This Amendment is the entire agreement between the parties with respect to the subject matter hereof and supersedes all prior and contemporaneous oral and written agreements and discussions. This Amendment may be amended only by an agreement in writing, signed by the parties hereto.

(b) This Amendment is binding upon and shall inure to the benefit of the parties hereto, their respective agents, employees, representatives, officers, directors, divisions, subsidiaries, affiliates, assigns, heirs, successors in interest and shareholders.

(c) This Amendment may be executed in any number of counterparts, each of which shall be deemed an original, but all of which when taken together shall constitute one and the same instrument. The signature page of any counterpart may be detached therefrom without impairing the legal effect of the signature(s) thereon provided such signature page is attached to any other counterpart identical thereto except having additional signature pages executed by other parties to this Amendment attached thereto.

(d) Landlord and Tenant each represent and warrant that it has not dealt with any broker, agent or other person (collectively “Broker”) in connection with this transaction other than Cushman & Wakefield (whose commission, if any, shall be paid by Landlord pursuant to a separate agreement), and that no Broker other than Cushman & Wakefield brought about this

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transaction. Landlord and Tenant each hereby agree to indemnify and hold the other harmless from and against any claims by any Broker other than Cushman & Wakefield claiming a commission or other form of compensation by virtue of having dealt with Tenant or Landlord, as applicable, with regard to this leasing transaction.

(e) Except as amended and/or modified by this Amendment, the Lease is hereby ratified and confirmed and all other terms of the Lease shall remain in full force and effect, unaltered and unchanged by this Amendment. In the event of any conflict between the provisions of this Amendment and the provisions of the Lease, the provisions of this Amendment shall prevail. Whether or not specifically amended by this Amendment, all of the terms and provisions of the Lease are hereby amended to the extent necessary to give effect to the purpose and intent of this Amendment.

(Signatures on Next Page)

Copyright © 2005, Alexandria Real Estate Equities, Inc. ALL RIGHTS RESERVED. Confidential and Proprietary – Do Not Copy or Distribute. Alexandria and the Alexandria Logo are registered trademarks of Alexandria Real Estate Equities, Inc.

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IN WITNESS WHEREOF, the parties hereto have executed this Amendment as of the day and year first above written.

TENANT:

MIRATI THERAPUETICS, INC.,
a Delaware corporation

By:	/s/ Jamie Donadio
Its:	Chief Financial Officer

LANDLORD:

ARE-SD REGION NO. 20, LLC,
a Delaware limited liability company

	By:	ALEXANDRIA REAL ESTATE EQUITIES, L.P.,
a Delaware limited partnership, managing member

By:	ARE-QRS CORP.,
a Maryland corporation, general partner

	By:	/s/ Gary Dean
Gary Dean
Senior Vice President
RE Legal Affairs

Copyright © 2005, Alexandria Real Estate Equities, Inc. ALL RIGHTS RESERVED. Confidential and Proprietary – Do Not Copy or Distribute. Alexandria and the Alexandria Logo are registered trademarks of Alexandria Real Estate Equities, Inc.